Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP ANNOUNCES FAVORABLE AMENDMENT TO LEASE OF NEW YORK OFFICE SPACE

New York, New York, June 18, 2015: Hampshire Group, Limited (OTC Markets: HAMP), ("Hampshire" or the "Company") today announced that it has reached an agreement to amend the lease for its corporate headquarters office space at 114 West 41st Street in New York City. Under the amended agreement, Hampshire will return four of the five floors it had previously leased but did not occupy, maintaining a lease for the single floor currently occupied by the Company. The revised agreement provides for a payment structure that will reduce Hampshire’s cash payments, as compared to the previous agreement, by approximately $20 million over the next eight years through the termination of the lease. The GAAP accounting of this transaction will differ from the cash expenditures, as the Company has taken numerous accounting charges in the past relating to the lease. The exact amounts of the GAAP accounting entries are yet to be determined and are subject to confirmation by the Company’s auditors.

Paul Buxbaum, Chief Executive Officer of Hampshire Group, commented, “The amendment of our New York office lease represents a major step in our progress towards achieving consistent profitability. The lease payments under the previous agreement had a significant negative impact on our financial performance over the past several years. Under the amended agreement we expect our annual SG&A cash expenses to decrease significantly as compared to previous levels, which will enhance the operating leverage of our business, particularly as we see anticipated increased sales volumes for our core brands.”

The amendment also provided for the discontinuance and settlement of litigation and appeals between the parties related to the New York office lease, eliminating the Company’s recurring legal expenses relating to this case.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiary, Hampshire Brands, Inc. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s and women’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: the failure of the buyers to complete closing of the Rio transaction; a prolonged period of depressed consumer spending; developments related to the New York office lease; use of foreign suppliers for raw materials and manufacture of our products including a manufacturing facility based in Honduras; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of goodwill and acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; potential restrictions in our ability to borrow under our revolving credit facility; lack of sufficient liquidity to fund our operations; failure to realize expected benefits from our cost savings plan; and cyber-security risks, which could negatively impact the security of our sensitive information and technology.

Contact: Benjamin C. Yogel Lead Director, Hampshire Group byogel@mrccapital.com (212) 561-1255